UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, Helios Technologies, Inc. (the “Company”) announced publicly that its Board of Directors (the “Board”) acted on May 12, 2020 to appoint Josef Matosevic to serve as President and Chief Executive Officer of the Company and as a member of the Board, effective June 9, 2020 (the “Effective Date”). Mr. Matosevic will serve as a member of the class of directors whose term will expire at the 2021 Annual Meeting of Shareholders, and will stand for election at the 2020 Annual Meeting of Shareholders.

Josef Matosevic brings over 26 years of global business experience to Helios, with skills and focus on commercial sales, M&A, strategic operating systems, Lean Six Sigma practices, automation, and supply chain development.  He has lived, worked and traveled around the globe, developing specialties and business perspectives in the U.S., China, India, South America, Mexico, Japan, and Western, Eastern, and Central Europe.  Mr. Matosevic most recently served as the Executive Vice President and Chief Operating Officer of Welbilt, Inc. (formerly Manitowoc Foodservice) (NYSE: WBT), a global manufacturer of commercial foodservice equipment, since August 2015, as well as Interim President and CEO during a transition period in 2018.  Prior to that, he served as Senior Vice President/Executive Vice President of Global Operational Excellence/Supply Chain for The Manitowoc Company, Inc. (NYSE: MTW), a capital goods manufacturer, from 2012 to 2015.

Prior to joining Manitowoc, Mr. Matosevic served in various executive positions with Oshkosh Corporation (NYSE: OSK), a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies from 2008 to 2012, including as its Executive Vice President, Global Operations from 2010 to 2012.  With Wynnchurch Capital/Android Industries from 1998 to 2008, he served as Chief Operating Officer from 2007 to 2008 and Vice President of Global Operations from 2005 to 2007.  Mr. Matosevic holds a bachelor’s degree in mechanical engineering and materials science from Bayerische Julius-Maximilian’s Universität in Würzburg, Germany.

There are no arrangements or understandings between Mr. Matosevic and any other person pursuant to which he was appointed as an officer and director of the Company. Mr. Matosevic does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Matosevic has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Matosevic will be entitled to an annual base salary of $704,000. In addition, under the Company’s incentive plans, his short term incentive (“STI”) target will be 100% of his base salary and his long term incentive (“LTI”) target will be 175% of his base salary, with 25% allocated to nonqualified stock options, 25% allocated to time based restricted stock units (“RSUs”), and 50% allocated to performance based restricted stock units (“PRSUs”). For the fiscal year 2020, all of the above compensation elements, with the exception of the PRSU component of the LTI award, will be fully guaranteed and will be prorated based upon the Effective Date. Additionally, Mr. Matosevic will be entitled to a one-time cash sign-on bonus in the amount of $30,000 and 17,500 RSUs, which will vest in one-third increments per year over a three year time frame and will be awarded on the first day of the quarter following the Effective Date. Mr. Matosevic’s sign-on award is intended to offset the cost of temporary housing expenses for a period of six months. Mr. Matosevic will also be eligible to participate in the standard health, welfare and retirement benefit plans that are applicable to employees of the Company. Mr. Matosevic will not be entitled to any compensation for his service as a director on the Company’s Board.

In connection with Mr. Matosevic’s appointment, Mr. Matosevic’s will enter into the Company’s standard form Indemnification Agreement and Executive Officer Continuity Agreement, on the Effective Date. In addition, the Company and Mr. Matosevic will enter into the Executive Officer Severance Agreement (the “Severance Agreement”) on the Effective Date. The Severance Agreement provides for certain benefits to be paid to Mr. Matosevic in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. Pursuant to the terms of the Severance Agreement, upon an “Involuntary Termination of Employment” (as defined in the Severance Agreement), Mr. Matosevic is entitled to a continuation of his annual base salary for 18 months, a payment equal to 150% of the target value at the time of grant of his current year STI award, and continuing medical benefits, at Company expense, for Mr. Matosevic and his family for a period of 12 months.

To receive the payment and benefits under the Severance Agreement, Mr. Matosevic must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.  Further, Mr. Matosevic will enter into certain restrictive covenants consistent with the Company’s standard form that are contained in the Restricted Stock Unit and Stock Option Agreement.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

            (d)Exhibits

10.1	Executive Officer Severance Agreement, dated as of May 12, 2020, between Helios Technologies, Inc. and Josef Matosevic
99.1	Press release dated May 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: May 15, 2020	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Interim President and Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)